Exhibit 10.2


                    RABBI TRUST AGREEMENT


     AGREEMENT made as of December 1, 2000, by and among Wisconsin Energy Corporation, a corporation organized under the laws of the State of Wisconsin or any successor corporation (hereinafter referred to as the "Company"), and The Northern Trust Company, an Illinois corporation, of
Chicago, Illinois (hereinafter referred to as the "Trustee").

                         WITNESSETH:

     WHEREAS, the Company has adopted the nonqualified deferred compensation plans listed in attached Exhibit A (hereinafter referred to collectively as "Plans");
     WHEREAS, the Company and certain of its subsidiaries have incurred or expect to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (hereinafter referred to as the "Participants"); and
     WHEREAS, the Company has previously established a grantor trust (hereinafter referred to as the "Trust") for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plans, to which Trust the Company shall make contributions in the amounts determined in accordance with the terms of the Plans and the Company now wishes to amend and restate that trust into the form of this Agreement; and
     WHEREAS, the Company desires the Trustee to hold all funds contributed by the Company and the Trustee is willing to hold and administer such funds pursuant to the terms of this Agreement; and
     WHEREAS, the Company will establish separate accounts (hereinafter referred to as "Accounts") with respect to each Participant in the Plans to provide a source of payments of the Company's obligations to Participants under the Plans;
and
     WHEREAS, the Company desires that the assets of the Trust should be available to satisfy the claims of the Company's or its subsidiaries' general creditors in case of Insolvency, as defined in Article SEVENTH hereof.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:
                            FIRST
     The Trustee shall receive any contributions paid to it in cash or in other property acceptable to it, which shall from time to time be transferred to the Trustee by the Company. All contributions so received together with the income therefrom and any other increment thereon
(hereinafter referred to as the "Trust Fund") shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement. The amount of contributions by the Company to the Trust Fund shall be determined in accordance with the provisions of Article SECOND hereof, and the Trustee shall have no duty or responsibility with respect thereto. The Trustee may maintain one or more separate investment funds in the Trust Fund, and it may commingle the assets of the Plans; provided, however, that the Company reserves the right to designate a specific asset or amount as belonging to a particular fund at the time such asset or amount is contributed to or acquired by the Trust Fund.
     The Company shall create a separate Account for each Participant under each Plan, where appropriate as determined by the Company, based upon the contributions for the Participant from the Company. The rights of each Participant may not be assigned, pledged, alienated, or conveyed and are not subject to attachment, garnishment or execution.
     The Trustee shall revalue the Trust Fund as of the last business day of each calendar month at current market values, as determined by the Trustee. The Trustee may rely conclusively upon the determination of the Company with respect to the fair market value of any Trust assets which the Trustee deems not to have a readily ascertainable fair market value and upon the determination of the issuer of any insurance contracts/policies with respect to the fair market value of such insurance contracts/policies. Net investment gains and losses (i.e., appreciation or depreciation in the value of assets, income and losses) shall be allocated by the Company proportionately among Participants' Accounts as of the end of each calendar month ("Accounting Date"). The Company shall maintain the record of the Accounts of each Participant in the Trust Fund based on the information provided by the Trustee regarding net investment gains and losses and on information provided by the Company regarding aggregate contributions to and distributions from the Trust Fund with respect to each Participant.
                           SECOND
     The Company shall pay to the Trustee such amount as may be considered appropriate to provide for the payment of benefits under the Plans and the expenses of administration of the Trust.
     Immediately prior to the occurrence of a Change in Control or on the occurrence of a Potential Change in Control (as defined in Article FIFTEENTH of this Trust Agreement), the Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary one hundred and ten percent (110%) of the benefits to which Plan participants or beneficiaries would be entitled pursuant to the terms of the Plans(s) as of the date of the Change in Control or Potential Change in Control, and the Company shall make a contribution during each January thereafter (the date of such contribution being referenced to as the "January Contribution Date") in an amount which, when taken together with the assets of the trust as of such January Contribution Date, is sufficient to pay each Plan participant or beneficiary 110% of the benefits to which Plan participants or beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the preceding December 31.
Notwithstanding any other provision of this Trust Agreement, if no Change in Control has occurred during the period beginning on the occurrence of a Potential Change in Control and ending on the date which is six months following such Potential Change in Control (such period being referred to as the "Six-Month Period") any amounts contributed by the Company to the Trust during the Six-Month Period shall be returned to the Company by the Trustee.
     The Trustee shall have no duty to determine the adequacy of or enforce any funding obligations of the Company, and the duties of the Trustee shall be governed solely by the terms of the Trust without reference to the terms of the Plans.
                            THIRD
     The Trustee shall from time to time, upon the direction of the Company, make distributions or payments out of the Trust Fund, to such persons, in such manner and in such amounts as the Company shall deem necessary to satisfy the Company's obligation to provide benefits under the Plans, and the Company shall charge Participants' Accounts accordingly. The Trustee shall not be liable for the proper application of any part of the Trust Fund and shall not be liable for any distribution made in good faith at the direction of the Company without actual notice or knowledge of the changed status or condition of any recipient.
      The Trustee shall withhold such amounts from distributions as the Company directs and shall follow the instructions of the Company with respect to remission of such withheld amounts to the Company or to the appropriate governmental authorities. The Company shall have sole responsibility for any withholding related filings or reports.
     Nothing in this Agreement shall relieve the Company of its liabilities to pay the benefits provided under the Plans except to the extent such liabilities are met by the application of Trust Fund assets. It is the intention of the Company to have each Account established hereunder treated as a separate account designed to satisfy the Company's legal liability under the applicable Plan in respect of the Participant for whom such Account has been established, provided, however, that if a Participant's benefits under each of the Plans are paid directly by the Company, the balance of his Accounts shall revert to the Company pursuant to direction of the Company upon certification by the Company to the Trustee that the Company's legal liabilities to such Participant under each of the Plans have been satisfied.
          This Trust is intended to be a grantor trust of which the Company is the grantor, within the meaning of the applicable provisions of the Internal Revenue code. The Company therefore agrees that all income, deductions and credits of each such Account belong to it as owner for income tax purposes and will be included on the Company's income tax returns.
                           FOURTH
     The "Trust Fund" as of any date will consist of all property of every kind then held by the Trustee.
                            FIFTH
     Subject to investment guidelines which may be issued by the Company to the Trustee from time to time and subject to Article SIXTH hereof, the Trustee shall have the following powers and authority in the administration of the Trust
Fund:
     (a) To invest and reinvest the Trust Fund without distinction between principal and income in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation, including any pooled fund or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes or any mutual fund (including those for which it or any of its affiliates serves as investment advisor);
     (b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held;
     (c) To settle, compromise, contest, prosecute, abandon or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;
     (d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired;
     (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time;
     (f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan;
     (g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;
     (h) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;
     (i) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;
     (j) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.
     (k) To stop making payments to Participants or beneficiaries and hold Trust Fund assets for the benefit of the creditors of the Company or its subsidiaries and to deliver assets to satisfy such creditor's claims as directed by a regulatory agency or court of competent jurisdiction, all pursuant to Article SEVENTH below;
     (l) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers, and
     (m) To perform other acts necessary or appropriate for the proper administration of the Trust Fund.
                            SIXTH
     The Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Company shall direct, and the Trustee shall act with respect to those contracts only as directed by the Company and shall have no investment responsibility for such contracts.
                           SEVENTH
     Notwithstanding any provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Trustee receives a written notice from the Company or written allegations from a third party as provided below that the Company has become Insolvent (as defined herein), the Trustee shall suspend the payment of all benefits from the Trust Fund and shall, except as provided below, thereafter hold the Trust Fund in suspense until it receives an order from a regulatory agency or court of competent jurisdiction directing the disposition of the Trust Fund ("Order"); provided, however, that the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of an Order. The Company shall be considered to be Insolvent if it (a) is unable to pay its debts as they fall due or (b) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     By its approval and execution of this Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the fiduciary duty and responsibility on behalf of the Company's creditors to give to the Trustee prompt written notice of the Company's Insolvency, and the Trustee shall be entitled to rely thereon to the exclusion of all subsequent directions or claims to pay benefits. If after notice to the Trustee of Insolvency by the Company, the Company, in the absence of an Order, alleges that it is no longer Insolvent, or if the Trust Department of the Trustee receives written allegations of an event of Insolvency from a third party, the Trustee shall appoint an independent accounting firm to determine whether the Company is Insolvent. In no event shall knowledge of the Company's credit status held by banking officers or employees of The Northern Trust Company be imputed to the Trustee. In the absence of an Order to the contrary, the Trustee shall resume distributions hereunder upon receipt of written certification from such accounting firm that the Company was not or is no longer Insolvent. The Trustee's only responsibility shall be the prudent selection of such accounting firm.
     Participants and beneficiaries have only the Company's unsecured promise to pay benefits under the terms of the Plans and the status of an unsecured general creditor of the Company. Participants and beneficiaries receive and have no security interest in assets of the Trust.
                           EIGHTH
     The Trustee shall pay out of the Trust Fund all taxes of any and all kinds levied or assessed under existing or future laws against the Trustee in its capacity as such or against the Trust Fund.
     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee. Such compensation and all expenses of administration of the Trust, including attorneys' fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company.
                            NINTH
     The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 30 days after the close of each fiscal year (or such other date as may be agreed upon in writing between the Company and the Trustee), and within 60 days after the effective date of the resignation or removal of the Trustee as provided in Article ELEVENTH hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Trustee has furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection during business hours by any Participant in a Plan and any person designated by such Participant for a period of 60 days immediately following the date on which the account is filed with the Company. The Company may approve such accounts by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within 6 months of the completion of the Plan(s) annual audit by the Company or its appointed auditor, the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction except with respect to claims of fraud or willful misconduct.
                            TENTH
     The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company with respect to any instruction, direction or approval of the Company, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.
      The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be, genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
     All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.
     The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken at the direction of the Company, or omitted because of the lack of any direction from the Company.
     The Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorneys' fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by The Northern Trust Company at any time (1) by reason of its carrying out its responsibilities or providing services hereunder, or its status as Trustee, or by reason of any act or failure to act under this Agreement, except to the extent that any such liability, loss, claim, suit or expense arises directly from the Trustee's gross negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Agreement, or (2) by reason of the Trust's failure to qualify as a grantor rabbi trust exempt from the Employee Retirement Income Security
Act. This paragraph shall survive the termination of this Agreement.
     The duties of Trustee shall be governed solely by the terms of this Agreement without reference to the terms of the Plans. Trustee shall not be liable for any delay in performance, or non-performance, of any obligation hereunder to the extent that such obligation is due to forces beyond Trustee's reasonable control, including but not limited to delays, errors or interruptions caused by Trustee or third parties; any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution; nuclear fusion, fission or radiation; failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment; or acts of God.
     In making payments to service providers pursuant to authorized directions, the Company acknowledges that the Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes.
                          ELEVENTH
     The Trustee acting hereunder may resign or the Company may remove the Trustee at any time by giving at least 60 days written notice to the other. In the case of the resignation or removal of the Trustee the Company shall appoint a successor Trustee, which shall be a bank or trust company. Any successor Trustee shall have the same obligations, powers and duties as those conferred upon the Trustee hereunder unless otherwise specified in an agreement between the Company and the successor Trustee and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee acting hereunder. Upon receipt of such written instrument executed by the Company and a written instrument executed by the successor Trustee accepting the appointment, the Trustee shall deliver the assets of the Trust Fund to the successor Trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund with written notice to the Company of the reasons for reserving such amounts.
                           TWELFTH
     This Agreement and the Trust created hereby shall be irrevocable; provided, however, that any property held in the Trust Fund shall be subject to the claims of general creditors of the Company and its subsidiaries under the Federal or state law in the event of Insolvency. In the event that the Company certifies to the Trustee that the Plans are terminated and there are no remaining Participants or beneficiaries entitled to benefits thereunder, this Trust shall terminate and, subject to the Trustee's right to reserve such reasonable amount as it may deem necessary for outstanding and accrued charges against the Trust Fund with written notice to the Company of the reasons for reserving such amounts, title to any remaining assets shall revert to the Company. Except as provided in Articles SECOND, THIRD and SEVENTH, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely without further action).
                         THIRTEENTH
     This Agreement and the Trust created herein shall be construed, regulated and administered under the laws of the State of Illinois. All contributions to the Trustee shall be deemed to take place in the State of Illinois. The
Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions, and the only necessary party defendant to such action shall be the Company, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.
                         FOURTEENTH
     Company may amend this Agreement at any time pursuant to a resolution of the Board of Directors or a written instrument executed by its designee and delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement; provided, however, that the duties and responsibilities of the Trustee shall not be affected without the Trustee's written consent, respectively, and, provided further, that no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive on the date before the amendment. Notwithstanding the foregoing, no such amendment shall (a) conflict with the terms of the Plans, or, following a Change in Control, adversely affect the rights of Plan participants and beneficiaries, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely), or (b) make the Trust revocable.
                          FIFTEENTH
     For purposes of the Trust, a "Change in Control" with respect to the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (1)  any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (3) below; or
          (2)  the following individuals cease for any
reason to constitute a majority of the number of directors then serving: individuals who, on December 1, 2000, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on December 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended; or
          (3)  there is consummated a merger or
consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at lest a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing
20% or more of the combined voting power of the Company's then outstanding securities; or
          (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company, at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition; or
          (5) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

     Further, for purposes of this Trust, a "Potential Change in Control" with respect to the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
          (ii)  the Company, or any Person publicly
announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
          (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% of more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or
          (iv) the Board adopts a resolution to the effect, that, for purposes of this Agreement, a Potential Change in Control has occurred.

     For purposes of the above definitions of the terms "Change in Control" and "Potential Change in Control" the terms set forth below shall have the following meanings:
          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.
     The Company shall immediately notify the Trustee in writing of any Potential Change of Control or Change of Control. The Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Potential Change of Control or Change of Control has occurred.
                          SIXTEENTH
     Actions of the Trustee may be evidenced by a written instrument signed by the Trustee, and all third parties shall be entitled to rely on said written instrument.
                         SEVENTEENTH
     This Agreement may be executed in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.

                  [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this instrument has been executed
as of the day and year first above written.
                                   WISCONSIN ENERGY
                                   CORPORATION
Attest:
______________________________     By:   /S/Thomas H. Fehring
                                         --------------------
_____________________________
                                   Name: Thomas H. Fehring
                                   Title: Corporate Secretary

     The undersigned, Joyce Feaster, does hereby certify that she is the duly elected, qualified and acting Assistant Secretary of Wisconsin Energy Corporation (the "Company") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

_________________________________
     Assistant Corporate Secretary

Wisconsin Energy Corporation



                                   TRUSTEE:
Attest:
------------------------           By:
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                                   Print Name:
                                              --------------
                                   Title:
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